Exhibit 10.3

PROMISSORY NOTE

$10,000,000	February 23, 2004
San Diego, California

FOR VALUE RECEIVED, the undersigned PRICESMART, INC., a Delaware corporation (“PSMT”), promises to pay to THE PRICE GROUP, LLC, a California limited liability company (“TPG”) or order, at 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037, or such other address as may be directed in writing, the principal sum of Ten Million Dollars ($10,000,000.00) or so much thereof as may be advanced and outstanding, together with interest thereon at a rate of twelve percent (12%) per annum, computed from the date of each advance on the basis of a three hundred sixty-five day (365) year, actual days elapsed.

1. Payment of Principal and Interest. Each advance of principal by TPG shall be repaid in full together with interest thereon, within sixty (60) days after the date of the advance. All unpaid principal and accrued interest, not yet paid shall be due and payable one (1) year from the date hereof.

2. Credit of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges and advances paid or incurred by TPG and for which the PSMT is obligated under the terms herein; (b) interest payable under this Note; and (c) principal under this Note. All installments of principal and interest of this Note shall be payable in lawful money of the United States of America.

3. Interest and Default. From and after the Maturity Date the entire unpaid principal balance and accrued unpaid interest shall automatically bear an annual interest rate equal to the lesser of: (a) fifteen percent (15%) per annum or (b) the maximum interest rate allowed by law in lieu of the rate provided above herein.

4. Attorney Fees. PSMT agrees to pay the following costs, expenses, and attorney fees paid or incurred by TPG, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing TPG in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note; and (c) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of this Note or any part of it.

5. Waiver. PSMT, endorsers, and all other persons liable or to become liable on this Note waive presentment, protest, and demand; notice of protest, demand, and dishonor; and all other notices or matters of a like nature.

6. Usury. All agreements between PSMT and TPG are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to TPG for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note or any other agreement pertaining to this Note, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, TPG shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to PSMT. This provision shall control every other provision of all agreements between PSMT and TPG.

7. Forbearance Not a Waiver. If TPG delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any TPG rights or of any breach, default, or failure of condition under this Note. No waiver by TPG of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by TPG.

8. Assignment. This Note inures to and binds the heirs, legal representatives, successors, and assigns of PSMT and TPG.

9. Severability. If any provision of this Note, or the application of it to any party or circumstance, is held void, invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

10. Time is of the Essence. Time is of the essence with respect to all obligations of PSMT under this Note.

11. Waiver of Jury Trial. TPG AND PSMT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED ON, ARISING FROM, OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. PSMT AND TPG AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE. THIS WAIVER SHALL APPLY TO ANY FUTURE AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE.

12. Loan Agreement. This Note is given pursuant to that certain Purchase Order Financing Agreement between the PSMT and TPG dated the same date as this Note, the provisions of which are incorporated herein by reference.

13. Governing Law. This Note shall be construed and enforceable according to the laws of the State of California.

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14. Venue. Any actions arising under this Note shall be heard and resolved in San Diego County, California.

Executed as of the date first written above.

PRICESMART, INC

By:	/s/ JOHN HEFFNER

Its:	CFO
Print Name	John Heffner

By:	/s/ ROBERT M. GANS

Its:	Exec. Vice President
Print Name	Robert M. Gans

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